EXHIBIT 99.01
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DSL.net

                            545 Long Wharf Drive, 5th floor, New Haven, CT 06511
                                           Tel: 1-877-DSL-NET1 Fax: 203-624-3612
                                           Email: info@dsl.net  Web: www.dsl.net

DSL.net COMMON STOCK TO BE LISTED ON THE AMERICAN STOCK EXCHANGE

-- Shares to Begin Trading Under "BIZ" Symbol on August 4, 2004 --

NEW HAVEN, Conn. -(BUSINESS WIRE), August 3, 2004 - DSL.net, Inc. (NASDAQ:
DSLNC), a leading nationwide provider of broadband communications services to businesses, today said that its common stock has been approved for listing on the American Stock Exchange ("AMEX") and that the Company expects its shares of common stock will begin trading on the AMEX on Wednesday, August 4, 2004, under the symbol "BIZ."

"We are pleased to have fulfilled our commitment to shareholders that our common stock would continue to be listed on a major exchange or market," said Kirby G. "Buddy" Pickle, chief executive officer of DSL.net. "We determined that it was in the best interest of our shareholders and the Company to list our common stock on the AMEX, which will provide our investors with the benefits of a specialist-driven market and the Company with increased visibility."

Robert J. DeSantis, chief financial officer of DSL.net, added, "Our decision to transfer our listing to the AMEX, rather than implementing a reverse stock split to maintain our NASDAQ SmallCap Market listing, was a shareholder-oriented action that we believe protects the market value of our common stock in the short term and enhances the prospects of increased shareholder value over the long term."

Pickle said DSL.net selected "BIZ" for its symbol because the Company is sharply focused on providing business customers with high-quality, reliable broadband communications services, including integrated voice and data services that utilize the Company's next-generation VoIP (voice over Internet protocol) network platform.

The trading specialist for DSL.net (AMEX: BIZ) on the AMEX will be the Kellogg Group, which is the largest specialist firm on the AMEX and one of the exchange's top-rated specialists. For more information, visit www.kellogggroup.com.

ABOUT DSL.net
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services, as well as integrated voice and data offerings in select markets. For more information, visit www.dsl.net, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

This press release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. To the extent it does, those forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, compliance by DSL.net with all applicable AMEX listing standards on the date that the Company's securities begin trading on the AMEX, and continued compliance by DSL.net with applicable AMEX listing standards thereafter. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press

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release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under "Risk Factors" in DSL.net's Annual Report on Form 10-K for the year ended December 31, 2003, which has been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc. Other company names may be trademarks of their respective owners.

Contacts:

            Media:                            Investors:
            Joe Tomkowicz                     Bob DeSantis
            203-782-3885                      203-782-3267
            jtomkowicz@dsl.net                investors@dsl.net